Centennial Government Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/97:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            06/24/97                .0001303
            06/25/97                .0001315
            06/26/97                .0001338
            06/27/97                .0001309
            06/28/97                .0001310
            06/29/97                .0001310
            06/30/97                .0001345
                                    --------

            Seven Day
              Total:                .0009230


      Current Yield:          $0.0009230/7 x 365 = 4.81%


                                      365/7
      Effective Yield:  (.0009230 + 1)      - 1  = 4.93%